Conversion Services International, Inc.
                 100 Eagle Rock Avenue o East Hanover, NJ 07936
                          973.560.9400 o www.csiwhq.com

          CONVERSION SERVICES INTERNATIONAL SHARES TO BEGIN TRADING ON
             THE AMERICAN STOCK EXCHANGE TODAY, SEPTEMBER 21, 2005;
                    COMPANY COMPLETES 1-FOR-15 REVERSE SPLIT


EAST HANOVER, N.J., September 21, 2005 - Conversion Services International, Inc. (AMEX: CVN; "CSI"), a premier professional services firm focused on delivering the value in business intelligence, data warehousing and data management solutions to Global 2000 organizations and other businesses, announced that its common stock will begin trading on the American Stock Exchange effective today, September 21, 2005 under the symbol `CVN.'

Additionally, CSI completed a 1-for-15 reverse stock split of the Company's common stock, effective after the close of business yesterday, September 20, 2005. As a result of the reverse split, the total number of common shares outstanding was reduced from approximately 811 million to approximately 54 million. In addition, the total number of authorized shares of common stock was reduced from 1 billion to 85 million.

Scott Newman, CSI's President, Chief Executive Officer and Chairman, commented, "We are delighted to begin trading on the AMEX, and see it as an important milestone in the Company's development. This listing makes our stock eligible for investment by a broader range of funds, and should afford greater visibility for CSI."

Stockholders entitled to fractional shares resulting from the stock dividend will receive one extra post-split share. After effectiveness of the reverse stock split, CSI's transfer agent will notify the Company's stockholders and request that they surrender their certificates representing shares of pre-split common stock to the transfer agent so that certificates representing the appropriate number of shares of post-split common stock may be issued in exchange.

About Conversion Services International, Inc.
Conversion Services International, Inc. (CSI) is a leading provider of professional services focusing on strategic consulting, data warehousing, business intelligence, business process reengineering, as well as integration and information technology management solutions. CSI offers an array of products and services to help companies define, develop, and implement the warehousing and strategic use of both enterprise-wide and specific categories of strategic data. CSI's current customers include ADP, Cendant, Coach, Goldman Sachs, Liberty Mutual, Merck, Morgan Stanley, Pfizer, and Verizon Wireless. Information about CSI can be found on the web at http://www.csiwhq.com or by calling its corporate headquarters at 888-CSI-5036.

Note on Forward-Looking Statements
Except for the historical information contained herein, this press release contains, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements may include, without limitation, statements with respect to CSI's plans, objectives, expectations and intentions and other statements identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans" or similar expressions. These statements are based upon the current beliefs and expectations of CSI's management and are subject to significant risks and uncertainties, including the ability of CSI to be in compliance will all applicable American Stock Exchange listing standards on the date it begins trading on the American Stock Exchange, continued listing requirements, and those detailed in CSI's filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the CSI's control). CSI undertakes no obligation to update publicly any forward-looking statements.

Contact:
Mitchell Peipert                              -or-  Investor Relations Counsel
Vice President and Chief Financial Officer          The Equity Group Inc.
Conversion Services International, Inc.             Lauren Barbera, 212-836-9610
973-560-9400 x 2088                                 LBarbera@equityny.com
mpeipert@csiwhq.com